Exhibit 99.1

Encore Capital Group, Inc.

For Immediate Release

Encore Capital Group, Inc. Prices Private Placement of Convertible Senior Notes

SAN DIEGO — November 21, 2012/PRNewswire-FirstCall/ — Encore Capital Group, Inc. (NASDAQ: ECPG) (the “Company”) yesterday priced $100,000,000 aggregate principal amount of 3.00% convertible senior notes due 2017 (the “notes”) to be sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the offering, the Company has granted the initial purchasers an option to purchase up to an additional $15,000,000 aggregate principal amount of such notes to cover sales in excess thereof.

The notes will be senior unsecured obligations of the Company. The notes will bear interest at a rate of 3.00% per year payable semiannually in arrears on May 27 and November 27 of each year, beginning on May 27, 2013. The notes will be convertible, if certain conditions are met, into cash and, in certain circumstances, shares of the Company’s common stock, based on a volume-weighted average price of the common stock on each day of an observation period. The conversion rate for the notes will initially be 31.6832 shares per $1,000 principal amount, which is equivalent to an initial conversion price of approximately $31.56 per share of common stock. The initial conversion price of the notes represents a premium of approximately 25% to the $25.25 per share closing price of the Company’s common stock on November 20, 2012. The sale of the notes is expected to close on November 27, 2012, subject to customary closing conditions.

In connection with the pricing of the notes, the Company entered into convertible note hedge transactions with certain financial institutions (the “option counterparties”). The convertible note hedge transactions are expected generally to reduce the potential dilution and/or offset the cash payments the Company is required to make in excess of the principal amount upon conversion of the notes in the event that the market price of the Company’s common stock is greater than the strike price of the convertible note hedge transactions. The Company also entered into warrant transactions with the option counterparties. The warrant transactions could separately have a dilutive effect if the market price of the Company’s common stock exceeds the strike price of the warrant transactions, unless the Company elects, subject to certain conditions, to settle the warrant transactions in cash. The strike price of the warrant transactions will initially be $44.1875 per share, which represents a premium of approximately 75% over the last reported sale price of the Company’s common stock on November 20, 2012, and is subject to certain adjustments under the terms of the warrant transactions. If the initial purchasers exercise their option to purchase additional notes, the Company expects to enter into additional convertible note hedge transactions and additional warrant transactions with the option counterparties.

The Company has been advised by the option counterparties that in connection with establishing their initial hedge of the convertible note hedge transactions and warrant transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to the Company’s common stock and/or purchase shares of the Company’s common stock in privately negotiated transactions and/or open market transactions after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s common stock or the notes at that time. In addition, any repurchases by the Company of its common stock from purchasers of the notes could affect the market price of the common stock after the pricing of the notes.

In addition, the Company has been advised by the option counterparties that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to the Company’s common stock and/or purchasing or selling the Company’s common stock in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of the notes). This activity could also cause or avoid an increase or a decrease in the market price of the Company’s common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of the notes.

The Company estimates that the net proceeds from the offering will be approximately $96.5 million, after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by it. The Company intends to use:

•

approximately $10.0 million of the net proceeds from this offering to pay the cost of the convertible note hedge transactions, taking into account the proceeds to the Company of the warrant transactions;

•

approximately $25 million of the net proceeds from this offering to repurchase shares of the Company’s common stock from purchasers of notes in this offering in privately negotiated transactions concurrently with this offering;

•	approximately $61.5 million of the net proceeds from this offering to repay borrowings under the Company’s revolving credit facility; and

•	the remainder of the net proceeds from this offering, if any, for general corporate purposes.

If the initial purchasers exercise their option to purchase additional notes, the Company may sell additional warrants. The Company intends to use the resulting additional proceeds of the sale of the additional notes and any additional warrants:

•	to pay the cost of entering into additional convertible note hedge transactions; and

•	for general corporate purposes.

The notes, the shares of the Company’s common stock issuable upon conversion of the notes, if any, the convertible note hedge transactions and the warrant transactions have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release is being issued pursuant to Rule 135c under the Securities Act and does not constitute an offer to sell or the solicitation of an offer to buy securities. Any offer of the securities will be made only by means of a private offering memorandum.

Forward-Looking Statements

The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding the completion of the private offering and the anticipated use of proceeds from the offering. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K, 10-Q and 8-K, each as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:

Encore Capital Group, Inc.

Paul Grinberg (858) 309-6904

paul.grinberg@encorecapital.com

or

Adam Sragovicz (858) 309-9509

adam.sragovicz@encorecapital.com

Information found on the Company’s website is not incorporated by reference.